Exhibit 10.1

LETTER OF INTENT
Parties:

Destiny Minerals Inc., a Nevada corporation ("Destiny"), and Galaxy Software (Guangzhou) Limited, a People's Republic of China corporation ("Galaxy"), wish to enter into this letter of intent (the "LOI") which will provide for the basic structure of a share exchange and reverse merger between the parties (the "Share Exchange").

It is the intention of the parties to enter into a long form agreement governing the Share Exchange by September 30, 2009.

Structure:

The parties shall complete the Share Exchange in accordance with the terms of this LOI as applicable to the respective companies.

Galaxy shall complete a foreign ownership structure pursuant to which beneficial ownership of Galaxy shall be held by a company incorporated in the British Virgin Islands (the "BVI Company"). Destiny will then complete the Share Exchange with the BVI Company and acquire beneficial ownership of 100% of Galaxy.

Consideration:

Pursuant to the Share Exchange, all outstanding common shares of the BVI Company shall be exchanged for common shares of Destiny so that at the closing of the Share Exchange (the "Share Exchange Closing") the shareholders of the BVI Company shall hold 54,500,000 post-split common shares of Destiny.

All related party debts owed by Destiny shall be cancelled prior to the Share Exchange Closing.

Conditions Precedent:

Prior to the Share Exchange Closing:

  Destiny shall change its name to Amico Games Corp. or another name acceptable to both parties.
  Destiny shall complete a forward split of its authorized, issued and outstanding common stock on a 6 for 1 basis.
  The BVI Company shall obtain approval for the Share Exchange from each of its shareholders and its board of directors.
  Destiny shall obtain all required approvals for the Share Exchange from its shareholders and board of directors.
  Destiny shall have no liabilities.
  Galaxy shall have provided Destiny with audited financial statements for such periods as required by the Securities and Exchange Commission.
  Both parties will have conducted due diligence on each other and the results of such due diligence will be satisfactory to both parties.

Details of Closing:

Upon the Share Exchange Closing:

  Shareholders of the BVI Company shall be issued 54,500,000 shares of the common stock of Destiny in exchange for all of the issued and outstanding common shares of the BVI Company's stock.
  Emad Petro shall resign as a director of Destiny and persons nominated by the Galaxy shall be appointed in his place;

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  Emad Petro shall resign from all officer positions with Destiny and Galaxy shall appoint individuals to fill all officer vacancies.
  Emad Petro, Destiny's director and officer, shall cancel 29,800,000 post-split common shares of Destiny held by him.
  The BVI Company shall become a fully owned subsidiary of Destiny.
  Destiny will file an amendment to its articles of incorporation to reduce the number of authorized common shares to 100,000,000.

Termination Events:

The Share Exchange agreement entered into on the basis of this LOI will have provisions for termination, and the rescission of any actions undertaken in order to fulfill the obligations of this LOI or a subsequent agreement, upon the occurrence of any one of the following events:

  By mutual consent and such consent will not be unreasonably withheld; or
  By either party if either party is not satisfied with the results of due diligence undertaken in good faith.

Independent Legal Advice:

Each party acknowledges that it has had the opportunity to obtain its own independent legal and tax advice with respect to the terms of this LOI prior to execution of this LOI and further acknowledges that it fully understands this LOI. Destiny acknowledges that counsel for Galaxy does not represent the interests of Destiny or its shareholders.

Representations and Warranties Of Destiny:

Destiny represents and warrants to Galaxy that:

  Destiny is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Destiny is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Destiny owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Destiny taken as a whole.

  To the best knowledge of Destiny, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Destiny or which involves any of the business, or the properties or assets of Destiny that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Destiny taken as a whole (a "Destiny Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Destiny Material Adverse Effect.

  Destiny has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the "Destiny Documents") to be signed by Destiny and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Destiny Documents by Destiny and the consummation by Destiny of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of

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  Destiny is necessary to authorize such documents or to consummate the transactions contemplated hereby. This LOI has been, and the other Destiny Documents when executed and delivered by Destiny as contemplated by this LOI will be, duly executed and delivered by Destiny and this LOI is, and the other Destiny Documents when executed and delivered by Destiny, as contemplated hereby will be, valid and binding obligations of Destiny enforceable in accordance with their respective terms, except:
  as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;
  as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
  as limited by public policy.
  The Destiny common shares to be issued upon the Share Exchange Closing will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this LOI, will be duly and validly issued, fully paid and non-assessable.

  No representation or warranty by Destiny in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Galaxy pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

  Destiny currently has no more than 8,000,000 shares of common stock outstanding and no outstanding derivative securities and no issued or outstanding preferred shares. Destiny shall have no more than 48,000,000 post split shares of common stock issued and outstanding immediately prior to the Share Exchange Closing.

  Compliance

  To the best knowledge of Destiny, Destiny is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Destiny;

  To the best knowledge of Destiny, Destiny is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Destiny Material Adverse Effect;

  Destiny has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Destiny, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

  Destiny has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Destiny has not received any notice of any violation thereof, nor is Destiny aware of any valid basis therefore.

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Representations and Warranties of Galaxy:

Galaxy represents and warrants to Destiny that:

  Galaxy is a corporation duly organized, validly existing and in good standing under the laws of the People's Republic of China and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Galaxy is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions in which Galaxy owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of Galaxy taken as a whole.

  To the best knowledge of Galaxy, there is no basis for and there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Galaxy or which involves any of the business, or the properties or assets of Galaxy that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects, or conditions of Galaxy taken as a whole (an "Galaxy Material Adverse Effect"). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Galaxy Material Adverse Effect.

  Galaxy has all requisite corporate power and authority to execute and deliver this LOI and any other document contemplated by this LOI (collectively, the "Galaxy Documents") to be signed by Galaxy and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Galaxy Documents by Galaxy and the consummation by Galaxy of the transactions contemplated hereby have been duly authorized by its board of directors and no other corporate or shareholder proceedings on the part of Galaxy is necessary to authorize such documents or to consummate the transactions contemplated hereby. This LOI has been, and the other Galaxy Documents when executed and delivered by Galaxy as contemplated by this LOI will be, duly executed and delivered by Galaxy and this LOI is, and the other Galaxy Documents when executed and delivered by Galaxy, as contemplated hereby will be, valid and binding obligations of Galaxy enforceable in accordance with their respective terms, except:
  as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally;
  as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and
  as limited by public policy.

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  No representation or warranty by Galaxy in this LOI nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Destiny pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

  Neither the execution, delivery and performance of this LOI, nor the consummation of the Share Exchange, will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Galaxy or any of its subsidiaries under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Galaxy or any of its subsidiaries, or any of their respective material property or assets.

  Galaxy acknowledges that any Destiny securities issued in this Share Exchange will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with all applicable securities laws.

  Compliance

    To the best knowledge of Galaxy, Galaxy is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Galaxy;

    To the best knowledge of Galaxy, Galaxy is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Galaxy Material Adverse Effect;

    Galaxy has duly filed all reports and returns required to be filed by it with governmental authorities and has obtained all governmental permits and other governmental consents, except as may be required after the execution of this LOI. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Galaxy, threatened, and none of them will be adversely affected by the consummation of the Share Exchange; and

    Galaxy has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Galaxy has not received any notice of any violation thereof, nor is Galaxy aware of any valid basis therefore.

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Mutual Covenants:
  The representations and warranties of both parties set forth in this LOI will be true, correct and complete in all respects as of the Share Exchange Closing, as though made on and as of the Share Exchange Closing.

  All information regarding the business of Galaxy including, without limitation, financial information that Galaxy provides to Destiny during Destiny's due diligence investigation of Galaxy will be kept in strict confidence by Destiny and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Destiny or disclosed to any third party (other than Destiny's professional accounting and legal advisors) without the prior written consent of Galaxy. If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Galaxy, Destiny will immediately return to Galaxy (or as directed by Galaxy) any information received regarding Galaxy' business. Likewise, all information regarding the business of Destiny including, without limitation, financial information that Destiny provides to Galaxy during its due diligence investigation of Destiny will be kept in strict confidence by Galaxy and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Galaxy or disclosed to any third party (other than Galaxy' professional accounting and legal advisors) without Destiny's prior written consent. If the Share Exchange contemplated by this LOI does not proceed for any reason, then upon receipt of a written request from Destiny, Galaxy will immediately return to Destiny (or as directed by Destiny) any information received regarding Destiny's business.

  Between the date of this LOI and the Share Exchange Closing, each of the parties to this LOI will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this LOI, if it becomes aware of the occurrence after the date of this LOI of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this LOI or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

Jurisdiction	The parties agree to attorn to the non-exclusive jurisdiction of the Province of Ontario regarding this LOI.

Accepted on: September 14, 2009

Destiny Minerals Inc.                                                                           Galaxy Software (Guangzhou) Limited.

Per: /s/ EMAD PETRO                                                                               Per: /s/ PETER LIU
Emad Petro, CEO                                                                                  Peter Liu, President

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